UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2024
RumbleOn, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-38248 (Commission File Number)	46-3951329 (I.R.S. Employer Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas		75038
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2024, the Board of Directors (the "Board") of RumbleOn, Inc. (the "Company") appointed Michael Quartieri as a director of the Company to fill the vacant seat created by Melvin Flanigan's resignation on April 8, 2024. The Board designated Mr. Quartieri as a director to stand for re-election at the Company's 2024 annual meeting of shareholders. The Board determined that Mr. Quartieri is an independent director for purposes of the Nasdaq listing requirements and Mr. Quartieri is also expected to be appointed to serve as a member of the Audit Committee of the Board.

Mr. Quartieri has been the Senior Vice President and Chief Financial Officer of Dave & Buster’s Entertainment, Inc. since January 2022 and will retire from such positions effective as of April 30, 2024. He holds a B.S. Accounting and a M. Acc. from the University of Southern California and maintains a CPA certificate from the State of California.

Mr. Quartieri will participate in the Company's non-employee director compensation program, which is described under the section titled "Director Compensation" in the Company's proxy statement for its 2023 annual meeting of shareholders, which was filed with the Securities and Exchange Commission on June 23, 2023.

There are no family relationships between Mr. Quartieri and any Company director or executive officer, and no arrangements or understandings between Mr. Quartieri and another person pursuant to which he was selected as a director. There are no related party transactions between the Company and Mr. Quartieri which would require disclosure under Item 404 of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2024, and effective as of the same date, the Board of the Company approved amendments to the Company’s Amended and Restated Bylaws, as amended on May 9, 2023 (the “Bylaws Amendments”), to reflect the Board’s decision to eliminate the classified board structure and to comply with the provisions of Nevada Revised Statutes Section 78.335(1) regarding the stockholder vote required to remove a director. The foregoing description of the Bylaws Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws Amendments, attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
3.1	Amendment No. 2 to the Amended and Restated Bylaws of RumbleOn, Inc., effective on April 16, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: April 19, 2024	By:	/s/ Brandy L. Treadway
Brandy L. Treadway
Chief Legal Officer